Exhibit 3.4

Form 622 (Revised 12/15) Return in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512 463-5709 Filing Fee: see instructions	Certificate of Merger Combination Merger Business Organizations Code	This space reserved for office use.

Parties to the Merger

Pursuant to chapter 10 of the Texas Business Organizations Code, and the title applicable to each domestic filing entity identified below, the undersigned parties submit this certificate of merger.

The name, organizational form, state of incorporation or organization, and file number, if any, issued by the secretary of state for each organization that is a party to the merger are as follows:

Party 1

A. H. Belo Corporation

Name of Organization

The organization is a	corporation	It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

DE	USA	The file number, if any, is	800878460
State	Country		Texas Secretary of State file number

Its principal place of business is	1954 Commerce Street	Dallas	TX
	Address	City	State

☐ The organization will survive the merger.         ☑ The organization will not survive the merger.

☐ The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Party 2

A. H. Belo Texas, Inc.

Name of Organization

The organization is a	corporation	It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

TX	USA	The file number, if any, is	802937726
State	Country		Texas Secretary of State file number

Its principal place of business is	1954 Commerce Street	Dallas	TX
	Address	City	State

☑  The organization will survive the merger.        ☐  The organization will not survive the merger.

☑  The plan of merger amends the name of the organization. The new name is set forth below.

A. H. Belo Corporation

Name as Amended

Party 3

Name of Organization

The organization is a		It is organized under the laws of
Specify organizational form (e.g., for-profit corporation)

Form 622	1

The file number, if any, is
State	Country		Texas Secretary of State file number

Its principal place of business is
	Address	City	Slate

☐  The organization will survive the merger.         ☐  The organization will not survive the merger.

☐  The plan of merger amends the name of the organization. The new name is set forth below.

Name as Amended

Plan of Merger

☐  The plan of merger is attached.

If the plan of merger is not attached, the following statements must be completed.

Alternative Statements

Instead of providing the plan of merger, each domestic filing entity certifies that:

1. A plan of merger is on file at the principal place of business of each surviving, acquiring, or new domestic entity or non-code organization that is named in this form as a party to the merger or an organization created by the merger.

2. On written request, a copy of the plan of merger will be furnished without cost by each surviving, acquiring, or new domestic entity or non-code organization to any owner or member of any domestic entity that is a party to or created by the plan of merger and, if the certificate of merger identifies multiple surviving domestic entities or non-code organizations, to any creditor or oblige of the parties to the merger at the time of the merger if a liability or obligation is then outstanding.

Item 3A is the default selection. If the merger effected an amendment to, a restatement of or an amendment and restatement of the certificate of formation of a surviving filing entity, you must select and complete one of the options shown below. Options 3B and 3C require the submission of the described attachment.

3A. No amendments to the certificate of formation of any surviving filing entity that is a party to the merger are effected by the merger.

3B. ☐ No amendments to the certificate of formation of any filing entity are being effected by the merger or by the restated certificate of formation of the surviving filing entity named in the attached restated certificate of formation.

3C. ☐ The plan of merger effected an amendment and restatement of the certificate of formation of a surviving filing entity. The amendments being made and the name of the surviving entity restating its certificate of formation are set forth in the attached restated certificate of formation containing amendments.

3D. ☑ The plan of merger effected amendments or changes to the following surviving filing entity’s certificate of formation.

A. H. Belo Texas, Inc.

Name of filing entity effecting amendments

The changes or amendments to the filing entity’s certificate of formation, other than the name change noted previously, are stated below.

Form 622	2

Amendment Text Area

None.

4. Organizations Created by Merger

The name, jurisdiction of organization, principal place of business address, and entity description of each entity or other organization to be created pursuant to the plan of merger are set forth below. The certificate of formation of each new domestic filing entity to be created is being filed with this certificate of merger.

Name of New Organization 1		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State Zip Code

Name of New Organization 2		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State Zip Code

Name of New Organization 3		Jurisdiction	Entity Type (See instructions)

Principal Place of Business Address	City		State Zip

Approval of the Plan of Merger

The plan of merger has been approved as required by the laws of the jurisdiction of formation of each organization that is a party to the merger and by the governing documents of those organizations.

☐ The approval of the owners or members of
Name of domestic entity

was not required by the provisions of the BOC.

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect on the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Form 622	3

Text Area

Tax Certificate

☐	Attached hereto is a certificate from the comptroller of public accounts that all taxes under title 2, Tax Code, have been paid by the non-surviving filing entity.

☑	Instead of providing the tax certificate, one or more of the surviving, acquiring or newly created organizations will be liable for the payment of the required franchise taxes.

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Business Organizations Code, or other law applicable to and governing the merging entity, to execute the filing instrument.

Date: June 29, 2018

A. H. Belo Corporation
Merging Entity Name

/s/ Christine E. Larkin
Signature of authorized person (see instructions)

Christine E. Larkin
Printed or typed name of authorized person

A. H. Belo Texas, Inc.
Merging Entity Name

/s/ Christine E. Larkin
Signature of authorized person (see instructions)

Christine E. Larkin
Printed or typed name of authorized person

Merging Entity Name

Signature of authorized person (see instructions)

Printed or typed name of authorized person

Form 622	4